UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2008

CHINA DISPLAY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21419	23-2753988
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

12A Block, Xinhe Road, Xinqiao No. 3
Industrial Zone, Shajing District, Baoan Town
Shenzen, China 150090
(Address of principal executive offices) (zip code)

86-0755-29758811
(Registrant's telephone number, including area code)

Copies to:
Asher S. Levitsky P.C.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 28, 2008, China Display Technologies, Inc. (the “Company”) entered into an Exchange Agreement (the “Exchange Agreement”), dated March 26, 2008, with Barron Partners LP and Eos Holdings, pursuant to which Barron and Eos (the “Investors”) exchanged warrants to purchase a total of 7,179,487 shares of common stock for an aggregate of 3,349,185 shares of the Company’s Series A Convertible Preferred Stock. The warrants that were exchanged have exercise prices of $1.30 with respect to 1,178,487 shares and $1.50 with respect to 6,000,000 shares. These warrants were issued pursuant to a Securities Purchase Agreement dated September 12, 2007 among the Company and the Investors.

The Investors also agreed:

•
To release to the Company for cancellation the 3,700,000 shares of common stock held in escrow pursuant to the securities purchase agreement. These shares had been held in escrow, with all or a portion of the shares to be delivered to the Investors if certain earnings targets were not met for 2007 and 2008 and all of the shares to be delivered to the Company for cancellation if the earnings targets are met.

•
To eliminate in the remaining warrants that were issued pursuant to the securities purchase agreement the provisions which called for a reduction in the warrant exercise price if the earnings targets were not met for 2007 and 2008.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit
Number	Description

99.1	Exchange Agreement, dated as of March 26, 2008, by and among China Display Technologies, Inc., Barron Partners LP and Eos Holdings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA DISPLAY TECHNOLOGIES, INC.

Date: April 3, 2008	By:	/s/ Lawrence Kwok-Yan Chan
Lawrence Kwok-Yan Chan
Chief Executive Officer